Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (together with any amendments or supplements hereto, this “Agreement”) is made and entered into as of September 23, 2020, by and among ImageWare Systems, Inc., a Delaware Corporation, (the “Company”), and Citibank, N.A., as escrow agent (the “Escrow Agent”, and together with the Company, each a “Party” and, collectively, the “Parties”). Capitalized terms used herein which are not defined herein shall have the meanings set forth for such terms in the Purchase Agreement (as defined below); provided, however, that the Escrow Agent shall not be deemed to have any knowledge of or duty to ascertain the meaning of any capitalized term not otherwise defined in this Agreement.

RECITALS

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of September 28, 2020, by and among the Company and the Purchasers (as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), pursuant to which the Purchasers, severally and not jointly, will purchase from the Company, and the Company will issue and sell to the Purchasers the Preferred Stock, on the terms and subject to the conditions of the Purchase Agreement;

WHEREAS, pursuant to Section 1(b)(ii) of the Purchase Agreement, on the Effective Date, each of the Purchasers agrees to deposit into escrow certain funds to be held and distributed by the Escrow Agent in accordance with the terms of the Purchase Agreement and this Agreement; and

WHEREAS, the Company and the Purchasers are parties to that certain Loan and Security Agreement (the “Loan and Security Agreement”), dated as of September 28, 2020, by and between the Company and the Purchasers, pursuant to which the Purchasers will provide a short-term, convertible term loan to the Company, the outstanding principal balance of which will be used to purchase shares of Preferred Stock at the Closing.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties agree as follows:

1.
Appointment. The Company hereby appoints the Escrow Agent as the escrow agent for the purposes set forth herein. The Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.

2.
Escrow Funds.

(a)
Simultaneous with the execution and delivery of this Agreement, certain Purchasers are depositing with the Escrow Agent, such Purchaser’s Initial Purchase Price in immediately available funds into an escrow account established by the Escrow Agent for such purpose (the “Escrow Account”). The amounts deposited by each of the Purchasers, along with any Additional Deposit (as defined herein) shall constitute the “Escrow Funds”. The Company shall notify the Escrow Agent of each Purchaser’s Initial Purchase Price being deposited as soon as such amounts are known. The Escrow Agent shall acknowledge receipt of the Initial Purchase Price and the Additional Deposit (as defined below), together with all products and proceeds thereof, including all interest, dividends, gains and other income (collectively, the “Escrow Earnings”) earned with respect thereto (collectively, the “Escrow Funds”).

(b)
For greater certainty, all Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Escrow Funds and shall become part of the Escrow Funds, and shall be disbursed as part of the Escrow Funds in accordance with the terms and conditions of this Agreement.

3.
Investment of Escrow Funds.

(a)
Unless otherwise instructed in writing and executed by an authorized representative of the Company as set forth on Exhibit A (each a “Representative”), the Escrow Agent shall invest the Escrow Funds in a non-interest-bearing deposit obligation of Citibank N.A., insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Escrow Funds shall at all times remain available for distribution in accordance with Section 4 below.

(b)
The Escrow Agent shall send an account statement to the Company on a monthly basis reflecting activity in the Escrow Account for the preceding month.

(c)
The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Funds, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the Escrow Funds in accordance with the terms, and subject to the conditions of this Agreement. The Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.

4.
Disposition and Termination of the Escrow Funds.

(a)
Escrow Funds. The Company shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Funds related to a Purchaser as provided in this Section 4(a) as follows:

(i)
The Company agrees to direct the Escrow Agent on the date hereof by Release Instruction, to disburse all of the Escrow Funds to the Company on the date hereof, pursuant to Section 2.1 of the Loan and Security Agreement. Upon receipt of a Release Instruction with respect to the Initial Purchase Price, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of a Release Instruction, disburse all or part of the Initial Purchase Price in accordance with such Release Instruction.

(ii)
Following the Effective Date, upon receipt of one or more additional deposits from certain Additional Purchasers (any such additional deposit, an “Additional Deposit”), the Company agrees to direct the Escrow Agent, upon submission of a Release Instruction, pursuant to and in accordance with the Loan and Security Agreement, to disburse the Escrow Funds to the Company. The Company shall notify the Escrow Agent of such Additional Deposit as soon as such amounts are known. Upon receipt of a Release Instruction with respect to any Additional Deposit, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of a Release Instruction, disburse all or part of the Additional Deposit in accordance with such Release Instruction.

(iii)
Upon receipt by the Escrow Agent of a copy of a Final Determination from the Company, the Escrow Agent shall on the fifth (5th) Business Day following receipt of such determination, disburse as directed, part or all, as the case may be, of the applicable Escrow Funds (but only to the extent funds are available in the Escrow Funds) in accordance with such Final Determination. The Escrow Agent will act on such Final Determination without further inquiry.

(iv)
All payments of any part of the Escrow Funds shall be made by wire transfer of immediately available funds or check as set forth in the Release Instruction or Final Determination, as applicable.

Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of any funds on deposit in the Escrow Account under the terms of this Agreement must be in writing, executed on behalf the Company by a Representative as set forth on Exhibit A attached hereto, and delivered to the Escrow Agent as an attachment to an e-mail received on a Business Day sent to the e-mail address set forth in Section 11 below (with receipt by the Escrow Agent confirmed). In the event any instruction is delivered to the Escrow Agent, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated on Exhibit A annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing, executed by a Representative, actually received and acknowledged by the Escrow Agent.

(b)
Certain Definitions.

(i)
“Business Day” means any day that is not a Saturday, a Sunday, or other day on which banks are not required or authorized by law to be closed in New York, New York.

(ii)
“Final Determination” means a final non-appealable order of any court having jurisdiction pursuant to Section 13 together with (A) a certificate executed by a Representative to the effect that such order is final and non-appealable and (B) the written payment instructions executed by a Representative to effectuate such order.

(iii)
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(iv)
“Release Instruction” means the written instruction, in the form attached hereto as Exhibit B, executed by a Representative of the Company directing the Escrow Agent to disburse all or a portion of the Escrow Funds, as applicable.

5.
Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no duties, including but not limited to any fiduciary duties, shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Purchase Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement will control the actions of Escrow Agent.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Release Instruction or Final Determination furnished to it hereunder and believed by it to be genuine and to have been signed by a Representative. Concurrent with the execution of this Agreement, the Company shall deliver to the Escrow Agent authorized representative’s forms in the form of Exhibit A attached hereto. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due to the Escrow Agent or the Escrow Funds. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Company which, in the Escrow Agent’s opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise by the Company. The Escrow Agent may interplead all of the assets held hereunder into a court having jurisdiction pursuant to Section 13 or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent will not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s fraud, gross negligence or willful misconduct was the cause of any direct loss to either Party. To the extent practicable, the Company agrees to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action.

6.
Resignation and Removal of Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to the Company specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by the Company at any time by providing written notice to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further act. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires or after receipt of written notice of removal shall be to hold and safeguard the Escrow Funds (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a written designation from the Company, (ii) as set forth in a Release Instruction or (iii) in accordance with the directions of a Final Determination, and, at the time of such delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns, if the Company has failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court having jurisdiction pursuant to Section 13 for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

7.
Fees and Expenses. All fees and expenses of the Escrow Agent are described in Schedule 1 attached hereto and shall be paid by the Company. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement and shall be paid upon funding of the Escrow Account.

8.
Indemnity. The Company shall indemnify, defend, and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, or reasonable and documented out of pocket costs or expenses (including the reasonable and documented out of pocket fees and expenses of one outside counsel and experts and their staffs and reasonable and documented out of pocket expenses of document location, duplication and shipment) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except to the extent that such Escrow Agent Losses, as adjudicated by a court of competent jurisdiction, have been caused by the fraud, gross negligence or willful misconduct of such Indemnitee, or (b) its following any instructions or other directions from the Company. The Parties acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

9.
Tax Matters.

(a)
The Company shall be responsible for and the taxpayer on all taxes due on the interest or income earned, if any, on the Escrow Funds for the calendar year in which such interest or income is earned. The Escrow Agent shall report any interest or income earned on the Escrow Funds to the IRS or other taxing authority on IRS Form 1099. Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 as applicable and such other forms and documents that the Escrow Agent may request.

(b)
The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Escrow Funds.  The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

(c)
The Escrow Agent, its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. This Agreement and any amendments or attachments hereto are not intended or written to be used, and may not be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

10.
Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with the Company that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Funds to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.

11.
Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered simultaneously to the Company and the Escrow Agent (i) personally, (ii) on the day of transmission if sent by electronic mail (“e-mail”) with a PDF attachment executed by a Representative or an authorized signatory of the Escrow Agent, as applicable, to the e-mail address given below, and written confirmation by electronic mail of receipt is obtained promptly after completion of the transmission, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five Business Days after the date such notice is deposited with the United States Postal Service. If notice is given to a Party, it shall be given at the address for such Party set forth below. It shall be the responsibility of the Parties to notify the other Party in writing of any name or address changes.

if to the Company, then to:

ImageWare Systems, Inc.
13500 Evening Creek Drive N.
Suite 550
San Diego, California 92127
E-mail: jmorris@iwsinc.com
Attention: Chief Financial Officer

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Disclosure Law Group, a Professional Corporation
655 West Broadway, Suite 870
San Diego, CA 92101
Telephone No.: (619) 272-7062
Facsimile No.: (619) 330-2101
E-mail: drumsey@disclosurelawgroup.com
Attention: Daniel W. Rumsey, Managing Director

or, if to the Escrow Agent, then to:

Citibank, N.A.
Citi Private Bank
388 Greenwich Street, 29th Floor
New York, NY 10013
Attn: Debbie Demarco
Telephone No.: (212) 783-7092
Facsimile No.: (212) 783-7131
E-mail: debra.demarco@citi.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clause (i) through (iv) of this Section 11, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

12.
Termination. This Agreement shall terminate on the earliest to occur of (a) receipt of notice in writing from a Representative confirming that the Closing Date has occurred, and (b) subject to Section 6, (i) delivery to the Escrow Agent of a written notice of termination executed by the Company or (ii) the Escrow Agent’s delivery of a notice of resignation to the Company, after which this Agreement shall be of no further force and effect except that the provisions of Section 8 hereof shall survive termination.

13.
Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Company and the Escrow Agent. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any Party hereto, except as provided in Section 6, without the prior consent of the Escrow Agent. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The Parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising from or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the Parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such Party whose signature it reproduces, and will be binding upon such Party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the Parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Company any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

14.
Compliance with Court Orders. In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

15.
Further Assurances. Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof.

16.
Assignment. No assignment of the interest of any of the Company shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and consented to by the Escrow Agent (such consent not to be unreasonably withheld). Any transfer or assignment of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

17.
Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

18.
Compliance with Federal Law. To help the U.S. Government fight the funding of terrorism and money laundering activities and to comply with federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Company agrees to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Purchasers depositing funds into the Escrow Account pursuant to the terms and conditions of this Agreement. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent any entity or other relevant documentation.

19.
 Use of Citibank Name. No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent. By execution of this Agreement, the Escrow Agent consents to (i) the disclosure and distribution of this Agreement to any Purchaser.

20.
Conflicts. The Parties agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the Purchase Agreement, as between the Company and the Purchasers, the Purchase Agreement shall govern and control.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

IMAGEWARE SYSTEMS, INC.:

By:  /s/ Kristin Taylor
Name:  Kristin Taylor
Its: Chief Executive Officer

ESCROW AGENT:

CITIBANK, N.A.

By:   /s/ Debra DeMarco
Name:  Debra DeMarco
Its:   Senior Vice President Citi Private Bank
  [EXHIBITS INTENTIONALLY OMITTED]
Signature Page to Escrow Agreement
NY 7382149